UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2006

REMY INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On August 29, 2006, Remy International, Inc., (the “Company”) eliminated the position of President, Remy Inc. In connection with this action the Company terminated the employment of Richard L. Stanley effective August 29, 2006, and offered Mr. Stanley a Severance Agreement and General Release (the “Offer”).

The Offer includes the following material terms:

•	Mr. Stanley will receive severance payments equal to his current base salary of $350,000 in equal semi monthly payments until August 31, 2007.

•	In April 2007, Mr. Stanley will receive a payment equal to any earned bonus for the period January 1, 2006 to August 29, 2006.

•	Mr. Stanley will also receive medical and dental coverage subject to any applicable deductibles or co-payments or employee contributions until August 31, 2007 or earlier if Mr. Stanley obtains coverage from a new employer. Mr. Stanley will also receive twelve months of executive outplacement services.

The above is a brief summary of the Offer and does not purport to be complete. A copy of the Company Offer with Mr. Stanley, dated August 29, 2006, is filed as Exhibit 10.1 to this Current Report on Form 8-K. The content of such Exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Severance Agreement and General Release between Remy International, Inc. and Richard L. Stanley dated August 29, 2006.

99.1	Press Release dated August 31, 2006, announcing Remy International leadership changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2006	REMY INTERNATIONAL, INC.

	By:	/S/ Amitabh Rai
	Name:	Amitabh Rai
	Title:	Vice President and Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Number	Exhibit
10.1	Severance Agreement and General Release between Remy International, Inc. and Richard L. Stanley dated August 29, 2006.

99.1	Press Release dated August 31, 2006, announcing Remy International leadership changes.